UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2016

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street
Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Expansion of Revolving Credit Facility

On June 24, 2016, Iron Mountain Information Management, LLC, or IMIM, a wholly owned subsidiary of Iron Mountain Incorporated, or the Company, entered into a commitment increase supplement, or the Commitment Increase Supplement, with the lenders party to the Commitment Increase Supplement, pursuant to which the Company increased the maximum amount permitted to be borrowed under the revolving credit facility, or the Revolving Credit Facility, of the Company’s credit agreement, dated as of July 2, 2015, as amended, among the Company, IMIM, certain other subsidiaries of the Company party thereto, certain lenders, JPMorgan Chase Bank, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent, or the Credit Agreement, from $1.5 billion to $1.75 billion. After entering into the Commitment Increase Supplement, the maximum amount available for borrowing under the Credit Agreement is $2.0 billion (consisting of the $1.75 billion Revolving Credit Facility and a $250.0 million “tranche A” term loan facility). The Company continues to have the option to request additional commitments of up to $250.0 million, in the form of term loans or through increased commitments under the Revolving Credit Facility, subject to the conditions specified in the Credit Agreement.

Credit Agreement Amendment

On June 24, 2016, the Company, entered into an amendment, or the Second Amendment, to the Credit Agreement.  The Second Amendment amends the Credit Agreement to permit Iron Mountain Australia Group Pty Ltd, or the Australian Borrower, a wholly owned subsidiary of the Company, to enter into a credit agreement containing a collateral allocation mechanism pursuant to which the lenders thereunder will make a term loan to the Australian Borrower which will be guaranteed by the Company on an unsecured basis.

Other than as it was specifically modified by the Commitment Increase Supplement and the Second Amendment, the Credit Agreement remains in full force and effect.

The above descriptions of the Commitment Increase Supplement, the Second Amendment and the Credit Agreement are not complete and are subject to and qualified in their entirety by reference to (i) the Credit Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 6, 2015, (ii) the Amendment to the Credit Agreement, a copy of which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed May 2, 2016, (iii) the Commitment Increase Supplement, a copy of which is filed herewith as Exhibit 10.1, and (iv) the Second Amendment, a copy of which is filed herewith as Exhibit 10.2, each of which are incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits

10.1                        Commitment Increase Supplement, dated as of June 24, 2016, among Iron Mountain Information Management, LLC, the lenders and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. (Filed herewith.)

10.2                        Second Amendment, dated as of June 24, 2016, to Credit Agreement, dated as of June 27, 2011, as amended and restated as of July 2, 2015, among the Company, Iron Mountain Information Management, LLC, certain other subsidiaries of the Company party thereto, the lenders and other financial institutions party thereto, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Ernest W. Cloutier
Name:	Ernest W. Cloutier
Title:	Executive Vice President and General Counsel

Date:  June 28, 2016